UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2010

NETAPP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
495 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 822-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Amendments to 1999 Stock Option Plan
     The Board of Directors of NetApp, Inc. (the “Company”) previously adopted, subject to stockholder approval, an amendment to the Company’s 1999 Stock Option Plan (the “1999 Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares.
     The Company’s stockholders approved the amendment described above at the Annual Meeting of Stockholders of the Company held on August 31, 2010 (the “Annual Meeting”).
     The foregoing is qualified in its entirety by reference to the 1999 Plan, a copy of which was previously filed as Appendix A to the Company’s 2010 proxy statement (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on July 13, 2010 and is incorporated herein by reference.
          Amendment to Employee Stock Purchase Plan
     The Company’s Board of Directors previously adopted, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 5,000,000 shares, to clarify the discretion of the Purchase Plan administrator to determine eligibility requirements, and to remove its fixed-term expiration date.
     The Company’s stockholders approved the amendment described above at the Annual Meeting.
     The foregoing is qualified in its entirety by reference to the Purchase Plan, a copy of which was previously filed as Appendix B to the Proxy Statement and is incorporated herein by reference.
          Retirement of Named Executive Officer
On September 2, 2010, Andrew Kryder, the Company’s Senior Vice President, General Counsel and Secretary retired from the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 13, 2010, the Board of Directors approved an amendment to the Company’s bylaws to decrease the number of authorized directors on the Board of Directors from eleven (11) to nine (9) effective as of immediately prior to the Annual Meeting. A copy of the Certificate of Amendment to the Bylaws of NetApp, Inc. is attached hereto as Exhibit 3.2.

Item 5.07	Submission of Matters to a Vote of Security Holders
     On August 31, 2010, the Company held its Annual Meeting. At the Annual Meeting, the stockholders of the Company elected the following individuals to the Board of Directors. Each director will serve until the 2011 annual meeting of stockholders or until his respective successor is duly elected and qualified, or until his earlier death, resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Nonvotes*
Daniel J. Warmenhoven	280,913,001	7,272,821	29,448,233
Nicholas G. Moore	284,216,078	3,969,744	29,448,233

Nominee	Votes For	Votes Withheld	Broker Nonvotes*
Thomas Georgens	286,918,042	1,267,780	29,448,233
Jeffry R. Allen	275,174,890	13,010,932	29,448,233
Alan L. Earhart	284,338,656	3,847,166	29,448,233
Gerald Held	284,570,689	3,615,133	29,448,233
T. Michael Nevens	286,929,057	1,256,765	29,448,233
George T. Shaheen	282,707,092	5,478,730	29,448,233
Robert T. Wall	267,689,769	20,496,053	29,448,233

*	Broker nonvotes do not affect the outcome of the election.
     In addition, the following proposals were voted on and approved at the Annual Meeting:

Proposals	Votes For	Votes Against	Abstentions	Broker Nonvotes
Proposal to approve an amendment to the Company’s 1999 Plan to increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares.	231,537,757	55,967,521	680,544	29,448,233
Proposal to approve an amendment to the Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 5,000,000 shares.	283,877,408	4,130,843	177,571	29,448,233
Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 29, 2011.	310,545,535	6,846,138	242,382	29,448,233

Item 8.01	Other Events.
     On September 2, 2010, Matthew K. Fawcett was appointed as the Company’s new Senior Vice President, General Counsel and Corporate Secretary.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.2	Certificate of Amendment to the Bylaws of NetApp, Inc., effective as of August 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.
Date: September 7, 2010	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit	Description

3.2	Certificate of Amendment to the Bylaws of NetApp, Inc., effective as of August 31, 2010.